    As filed with the Securities and Exchange Commission on November 24, 1999
                                              Registration No. 333-_____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 -------------

                               THE VIALINK COMPANY
               (Exact name of issuer as specified in its charter)

            DELAWARE                                     73-1247666
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)

                                13800 BENSON ROAD
                             EDMOND, OKLAHOMA 73013
               (Address of principal executive offices) (Zip Code)

                                 -------------

                               THE VIALINK COMPANY
                      1999 STOCK OPTION/STOCK ISSUANCE PLAN
                        1999 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                                 -------------

                               LEWIS B. KILBOURNE
                             CHIEF EXECUTIVE OFFICER
                               THE VIALINK COMPANY
                                13800 BENSON ROAD
                             EDMOND, OKLAHOMA 73013
                     (Name and address of agent for service)
                                 (405) 936-2500
          (Telephone number, including area code, of agent for service)

                                 -------------


                                                  CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                            Amount to be           Offering Price     Aggregate Offering         Amount of
 Title of Securities to be Registered       Registered(1)            per Share               Price           Registration Fee
                                           ----------------       ----------------    ------------------     ----------------
1999 Stock Option/ Stock Issuance Plan
Common Stock, $0.001 par value             3,608,280 shares:
                                           -----------------
                                           2,000,000 shares (2)   $          26.69    $       53,380,000     $   14,839.64(8)


                                             668,313 shares (3)                N/A                   N/A               N/A

                                             795,000 shares (4)                N/A                   N/A               N/A

                                             144,967 shares (5)                N/A                   N/A               N/A


1999 Employee Stock Purchase Plan

Common Stock, $0.001 par value   200,000 shares
                                 --------------
                                 106,182 shares (6)   $ 26.69    $2,833,997.58     $   787.85(9)

                                  93,818 shares (7)       N/A              N/A            N/A

================================================================================================
                                                    Aggregate Registration Fee     $15,627.49
================================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the Registrant's 1999 Stock Option/Stock Issuance Plan (the "1999 Option Plan") and the 1999 Employee Stock Purchase Plan (the "1999 Purchase Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) 2,000,000 new shares were approved for issuance under the 1999 Option Plan effective as of May 21, 1999. The filing fee with respect to such shares is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Registrant's Common Stock on November 17, 1999, as reported by the Nasdaq National Market.

(3) 668,313 shares were incorporated into the 1999 Option Plan from the Registrant's 1995 Stock Option Plan (the "1995 Option Plan"). Such shares were previously registered on Form S-8 Registration Statement No. 333-69203 filed on December 18, 1998, (the "December 18, 1998 Registration Statement").

(4) 795,000 shares were incorporated into the 1999 Option Plan from the Registrant's 1998 Non-Qualified Stock Option Plan (the "1998 Non-Qualified Plan"). Such shares were previously registered on Form S-8 Registration Statement No. 333-69319 filed on December 21, 1998 (the "December 21, 1998 Registration Statement").

(5) 144,967 shares were incorporated into the 1999 Option Plan from the Registrant's 1998 Stock Grant Plan (the " 1998 Grant Plan"). Such shares were previously registered on Form S-8 Registration Statement No. 333-47547 filed on March 9, 1998 (the "March 1998 Registration Statement").

(6) 106,182 new shares were approved for issuance under the 1999 Purchase Plan effective as of July 1, 1999. The filing fee with respect to such shares is calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling price per share of Registrant's Common Stock on November 17, 1999, as reported by the Nasdaq National Market.

(7) 93,818 shares were incorporated into the 1999 Purchase Plan from the Registrant's Employee Stock Purchase Plan (the "Purchase Plan"). Such shares were previously registered on Form S-8 Registration Statement No. 333-30073 filed on June 26, 1997 (the "1997 Registration Statement") under Registrant's former name of Applied Intelligence Group, Inc.

(8) Under General Instruction E, the Registration Fee with respect to the 1999 Option Plan is calculated solely on the basis of 2,000,000 shares of Common Stock newly authorized for issuance under the 1999 Option Plan. The applicable filing fees for (i) the 668,313 shares in the aggregate incorporated into the 1999 Option Plan from the 1995 Option Plan were paid in connection with the December 18, 1998 Registration Statement, (ii) the 795,000 shares incorporated into the 1999 Option Plan from the 1998 Non-Qualified Plan were paid in connection with the December 21, 1998 Registration Statement and (iii) the applicable filing fees for the 144,967 shares incorporated into the 1999 Option Plan from the 1998 Grant Plan were paid in connection with the March 1998 Registration Statement.

(9) Under General Instruction E, the Registration Fee with respect to the 1999 Purchase Plan is calculated solely on the basis of 106,182 shares of Common Stock newly authorized for issuance under the 1999 Purchase Plan. The applicable filing fees for the 93,818 shares incorporated into the 1999 Purchase Plan from the Purchase Plan were paid in connection with the 1997 Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

                  The viaLink Company (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 filed with the SEC on March 4, 1999;

         (b) The Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 1999, June 30, 1999 and September 30, 1999, filed with the SEC on May 12, 1999, August 16, 1999 and November 15, 1999, respectively;

         (c) The Registrant's Current Reports on Form 8-K dated December 31, 1998 (filed March 17, 1999); February 4, 1999; May 3,
                  1999; October 4, 1999; and October 12, 1999; and on Form 8-K/A dated October 16, 1998 (filed March 18, 1999).

         (d) The Registrant's Registration Statement on Forms 8-A filed with the SEC on November 17, 1999 in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock

                  Inapplicable.

Item 5.  Interests of Named Experts and Counsel

                  Inapplicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law (the "DGCL") provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of Registrant may and, in certain cases, must be indemnified by Registrant against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys' fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to Registrant, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for expenses, and, in a non-derivative action, to any criminal proceeding in which such person had reasonable cause to believe his conduct was unlawful.

                  Reference is made to Article VII of our Certificate of Incorporation, provides that no director shall be liable to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL.

                  These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the "1933 Act"), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

                  Inapplicable.

Item 8.  Exhibits

  Exhibit Number      Exhibit
-----------------     -------
       4              Instruments Defining Rights of Shareholders. Reference is
                      made to Registrant's Registration Statement on Form 8-A,
                      as amended, and the exhibits thereto, which are
                      incorporated herein by reference pursuant to Item 3(d) of
                      this Registration Statement.
       5              Opinion of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of PricewaterhouseCoopers LLP, Independent
                      Accountants.
       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
       24             Power of Attorney. Reference is made to page II-4 of this
                      Registration Statement.
       99.1           The viaLink Company 1999 Stock Option/Stock Issuance Plan.
       99.2           The viaLink Company 1999 Employee Stock Purchase Plan.

Item 9.  Undertakings.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by (the 1933 Act), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the registration statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1999 Stock Option/Stock Issuance Plan or the 1999 Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, State of Oklahoma, on this 24th day of November, 1999.

                                              THE VIALINK COMPANY


                                              By:  /s/
                                                  ------------------------------
                                                   Lewis B. Kilbourne
                                                   Chief Executive Officer




                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

         That the undersigned officers and directors of The viaLink Company, a Delaware corporation, do hereby constitute and appoint Lewis B. Kilbourne and Andrew Kerner, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                       TITLE                                    DATE
-------------------------------------------  -------------------------------------------  -----------------------------------

/s/                                          Chief Executive Officer and Director                November 24, 1999
----------------------------------------     (Principal Executive Officer)
Lewis B. Kilbourne



/s/                                          Vice President of Finance and Chief Financial       November 24, 1999
----------------------------------------     Officer (Principal Financial and Accounting
Andrew Kerner                                Officer)

/s/                                          President, Chief Operating Officer and              November 24, 1999
----------------------------------------     Director
Robert N. Baker



/s/                                          Chairman of the Board                               November 24, 1999
----------------------------------------
Robert L. Barcum



/s/                                          Director                                            November 24, 1999
----------------------------------------
Jimmy M. Wright



/s/                                          Director                                            November 24, 1999
----------------------------------------
Sue Hale

                                 EXHIBIT INDEX


   Exhibit Number     Exhibit
   --------------     -------

       4              Instruments Defining Rights of Shareholders.
                      Reference is made to Registrant's Registration
                      Statement on Form 8-A, as amended, and the exhibits
                      thereto, which are incorporated herein by reference
                      pursuant to Item 3(d) of this Registration Statement.
       5              Opinion of Brobeck, Phleger & Harrison LLP.
       23.1           Consent of PricewaterhouseCoopers LLP, Independent Auditors.
       23.2           Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.
       24             Power of Attorney. Reference is made to  page II-4
                      of  this Registration Statement.

       99.1           The viaLink Company 1999 Stock Option/Stock Issuance Plan.
       99.2           The viaLink Company 1999 Employee Stock Purchase Plan.